CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 29, 2023, relating to the financial statements and financial highlights of Walthausen Funds comprising Walthausen Small Cap Value Fund for the year ended January 31, 2023, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Milwuakee, Wisconsin

May 12, 2023